 Exhibit 99.1

ICON LEASING FUND

ELEVEN, LLC

ANNUAL

PORTFOLIO OVERVIEW

2011

Letter from the CEOs	As of May 16, 2012

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the year ended December 31, 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2011, Fund Eleven was in its operating period.  On March 26, 2012, Fund Eleven’s operating period was extended for three years, with the intention of having a very limited liquidation period thereafter, if any.  As of December 31st, Fund Eleven had invested $429,842,267 of equity in $796,316,9731 worth of business-essential equipment and corporate infrastructure. Fund Eleven is fully invested; therefore, we did not make any new investments during the fourth quarter of 2011.

On November 4, 2011, we sold the crude oil tanker, the Sebarok Spirit, to an unaffiliated third party for approximately $7,517,000 and used the proceeds to satisfy the loan balance associated with the vessel.

On December 31, 2011 and January 4, 2012, we, through a joint venture owned 6.33% by us, sold part of the machining and metal working equipment on lease to subsidiaries of MW Universal, Inc. (“MWU”), which satisfied all of their lease obligations.  We initially invested $24,300,000 to purchase the equipment.  In September 2010, we received an interest in additional equipment in connection with the formation of a joint venture, which you can read about in further detail in the portfolio overview that follows this letter.  Through December 31, 2011, we collected approximately $30,839,000 in rental and sale proceeds.  The remaining equipment is currently subject to lease with a subsidiary of MWU.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Eleven’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

ICON Leasing Fund Eleven, LLC

2011 Annual Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Annual Portfolio Overview for 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

Our operating period commenced in May 2007, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

On March 26, 2012, our operating period was extended for three years, with the intention of having a very limited liquidation period thereafter, if any.

Recent Transactions

•
In 2007, we entered into various lease financing arrangements with subsidiaries of MW Universal, Inc. (“MWU”).  We invested $24,300,000 to purchase machining and metal working equipment subject to leases with MW Scott, Inc. (“Scott”), AMI Manchester, LLC (“AMI”), MW General, Inc. (“General”), MW Gilco, LLC, and W Forge Holdings, Inc.  In September 2010, a joint venture was formed to, among other reasons, manage the remaining MWU investments and we assigned our interest in Scott, AMI, and General to the joint venture in exchange for a 6.33% interest.  Our joint venture partner assigned its interest in, among other things, equipment that was subject to lease with MW Crow, Inc. (“Crow”) and LC Manufacturing, LLC (“LCM”). On December 31, 2011 and January 4, 2012, the joint venture sold part of the equipment on lease to Crow, Scott, AMI, and General, which satisfied all of their lease obligations. Through December 31, 2011, we collected approximately $30,839,000 in rental and sale proceeds.  The remaining equipment is currently subject to lease with LCM.

•
On May 2, 2012, the term loan to affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”) was satisfied in full prior to its maturity date.  Our initial investment was approximately $11,051,000 and, during the term of this investment, we collected approximately $14,497,000 in loan proceeds.

•
In 2007, we purchased the crude oil tanker, the Senang Spirit, for approximately $44,995,000, consisting of a cash investment in the amount of approximately $11,667,000 and a non-recourse loan of approximately $33,328,000.  On May 3, 2012, we satisfied the outstanding non-recourse loan obligations of $9,400,000 in connection with the Senang Spirit with a discounted payment of approximately $7,347,000.  Upon satisfaction of the loan, we sold the Senang Spirit to an unaffiliated third party for approximately $7,173,000.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2011, our portfolio consisted primarily of the following investments.

•
Equipment, plant, and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We entered into an eighty-four month lease financing arrangement with Teal Jones totaling approximately $35,442,000 that is scheduled to expire in November 2013.

•
We made a term loan to affiliates of Northern Leasing in the amount of approximately $11,051,000.  The loan was secured by various pools of leases for point of sale equipment and a limited guaranty from Northern Leasing of up to 10% of the loan amount.  The loan accrued interest at rates ranging from 9.47% to 9.90% per year, was scheduled to mature at various dates through February 2013, and, as discussed above, was satisfied prior to its maturity date.

•
A 55% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment was purchased for $12,115,000 and is subject to a lease with Pliant Corporation that expires on September 30, 2013.

•
A 6.33% interest in a joint venture that owns machining and metal working equipment subject to lease with LCM.  Prior to forming the joint venture, our joint venture partner purchased the equipment subject to lease with LCM for $14,890,000.  The lease expires on December 31, 2012.

•
Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC (collectively referred to as “Heuliez”).  We purchased the equipment for approximately $11,944,000.  On June 30, 2010, the administrator for the “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code, sold Heuliez to Baelen Gaillard Industries (“BGI”).  We agreed with BGI to restructure the leases, and, effective October 5, 2010, amended our lease with Heuliez to restructure the lease payment obligations and extend the base terms of the leases through December 31, 2014.

•
A crude oil tanker, the Senang Spirit, which was purchased, along with the Sebarok Spirit, for the aggregate amount of approximately $88,000,000.  The purchase price was comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The Sebarok Spirit was sold on November 4, 2011 and, as discussed above, the Senang Spirit was sold on May 3, 2012.

•
A 45% interest in a joint venture that owns semiconductor manufacturing equipment.  The total purchase price for the equipment was approximately $15,729,000, of which we paid approximately $7,078,000.  The equipment was subject to a sixty month lease with Equipment Acquisition Resources, Inc. (“EAR”).  EAR’s obligations under the lease were secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR. In addition, we own semiconductor manufacturing equipment that was purchased for approximately $6,348,000 that was also leased to EAR.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including us. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, we sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, we received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  We have had the New York State Supreme Court judgments recognized in Illinois, where the principals live, but do not currently anticipate being able to collect on such judgments.  On March 16, 2011 and July 8, 2011, we sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net sale price of approximately $1,183,000 and $220,000, respectively.  On March 7, 2012, one of the creditors in the Illinois State Court proceedings won a summary judgment motion filed against us which dismissed our claim to the proceeds resulting from the sale of the EAR equipment. The basis of the court’s decision centered on the fact that we were made whole from the foreclosure of the property in Wyoming.  We are currently appealing this decision. At this time, it is not possible to determine the likelihood of success on the appeal.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility. At December 31, 2011, there were no obligations outstanding under the Facility.  Subsequent to December 31, 2011, the Fund borrowed and fully repaid $5,000,000 under the Facility.

10% Status Report

As of December 31, 2011, the Senang Spirit and the equipment subject to lease with Teal Jones were the investments that individually constituted at least 10% of the aggregate purchase price of our investment portfolio.  The bareboat charter for the Senang Spirit expired in March 2012 and, as discussed above, was sold on May 3, 2012.  The Teal Jones equipment is scheduled to remain on lease during the 2012 calendar year.

As of December 31, 2011, the bareboat charter for the Senang Spirit had three monthly payments remaining.  To the best of our Manager’s knowledge, the vessel remained seaworthy, was maintained in accordance with commercial marine standards and applicable laws and regulations of the governing shipping registry as required under the bareboat charter.

As of December 31, 2011, the Teal Jones equipment had eight quarterly payments remaining. To the best of our Manager’s knowledge, the equipment is maintained in accordance with applicable laws and regulations as required under the lease agreement.

Distribution Analysis

During the year ended December 31, 2011, we made monthly distributions at a rate of 4% per year.  From the inception of the offering period, we have made 81 cash distributions to our members. During the year ended December 31, 2011, we paid our members $14,652,759 in cash distributions. As of December 31, 2011, a $10,000 investment made at the initial closing would have received $5,780 in cumulative distributions.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2011	$12,854,351	$-	$1,798,408	$-	$14,652,759

Additional Disclosure

As of December 31, 2011, the Fund maintained a leverage ratio of 0.21:11.  We collected 99.29%2 of all scheduled receivables due for the fourth quarter of 2011, with the uncollected receivables relating to our investments with affiliates of Northern Leasing all of which were subsequently collected.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

1 Pursuant to the Fund’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
2 Collections as of January 25, 2012.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail above.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in May 2010, our Manager suspended its collection of management fees.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of of $146,527, $333,391 and $333,811 for the years ended December 31, 2011, 2010 and 2009, respectively. Additionally, our Manager’s interest in our net loss was $255,634, $66,965 and $450,959 for the years ended December 31, 2011, 2010 and 2009, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

Entity	Capacity	Description	2011	2010	2009
ICON Capital Corp.	Manager	Management fees (1) (2)	$-	$541,090	$2,185,858
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	1,005,815	1,417,858	1,951,850
Total fees paid to related parties			$1,005,815	$1,958,948	$4,137,708

(1) Charged directly to operations.
(2) The Manager suspended the collection of a portion of its management fees in the amount of $ 1,213,912 and $1,440,269 during the years ended December 31, 2011 and 2010, respectively.

At December 31, 2011 and 2010, we had a net payable of $79,794 and $286,590 due to our Manager and its affiliates that consisted primarily of administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$6,824,356	$4,621,512
Current portion of note receivable	6,079,348	1,520,408
Current portion of net investment in finance leases	4,469,552	4,795,901
Assets held for sale, net	117,145	15,509,830
Other current assets	257,785	2,235,302

Total current assets	17,748,186	28,682,953

Non-current assets:
Note receivable, less current portion	11,009,979	6,691,681
Mortgage note receivable	12,722,006	12,722,006
Net investment in finance leases, less current portion	8,985,464	14,705,170
Leased equipment at cost (less accumulated depreciation of
$19,249,518 and $29,762,549, respectively)	16,300,588	79,587,412
Investments in joint ventures	1,038,678	5,749,598
Deferred income taxes, net	894,439	1,026,931
Other non-current assets, net	3,533,027	9,048,190

Total non-current assets	54,484,181	129,530,988

Total Assets	$72,232,367	$158,213,941

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$3,544,240	$14,371,257
Revolving line of credit, recourse	-	1,450,000
Derivative instruments	176,956	1,694,776
Due to Manager and affiliates	79,794	286,590
Deferred revenue, accrued expenses and other liabilities	1,394,684	2,038,100

Total current liabilities	5,195,674	19,840,723

Non-current liabilities:
Long-term debt, less current portion	7,311,110	38,163,700

Total Liabilities	12,506,784	58,004,423

Commitments and contingencies

Equity:
Members' Equity:
Additional members	59,901,721	99,715,745
Manager	(2,622,895)	(2,220,734)
Accumulated other comprehensive loss	(656,141)	(1,739,624)

Total Members' Equity	56,622,685	95,755,387

Noncontrolling Interests	3,102,898	4,454,131

Total Equity	59,725,583	100,209,518

Total Liabilities and Equity	$72,232,367	$158,213,941

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2011	2010	2009
Revenue:
Finance income	$7,265,677	$5,890,586	$5,996,422
Rental income	16,286,884	35,387,167	64,099,850
Time charter revenue	-	8,677,496	5,559,524
(Loss) income from investments in joint ventures	(435,755)	(1,751,045)	345,938
Loss on settlement of interfund agreement	-	(214,524)	-
Net (loss) gain on lease termination	-	(218,890)	25,141,909
Net gain on sales of equipment	11,411,941	17,593,002	2,050,594

Total revenue	34,528,747	65,363,792	103,194,237

Expenses:
Management fees - Manager	-	541,090	2,185,858
Administrative expense reimbursements - Manager	1,005,815	1,417,858	1,951,850
General and administrative	2,983,374	4,950,740	3,683,435
Vessel operating expense	-	10,771,786	13,926,255
Depreciation and amortization	8,479,535	35,137,176	73,052,380
Impairment loss	44,264,878	13,827,241	42,208,124
Interest	2,134,272	7,959,504	9,937,136
Gain on financial instruments	(410,662)	(3,918,539)	(346,739)

Total expenses	58,457,212	70,686,856	146,598,299

Loss before income taxes	(23,928,465)	(5,323,064)	(43,404,062)

(Provision) benefit for income taxes	(716,397)	(563,836)	153,480

Net loss	(24,644,862)	(5,886,900)	(43,250,582)

Less: Net income attributable to noncontrolling interests	918,564	809,593	1,845,334

Net loss attributable to Fund Eleven	$(25,563,426)	$(6,696,493)	$(45,095,916)

Net loss attributable to Fund Eleven allocable to:
Additional members	$(25,307,792)	$(6,629,528)	$(44,644,957)
Manager	(255,634)	(66,965)	(450,959)

	$(25,563,426)	$(6,696,493)	$(45,095,916)

Weighted average number of additional shares of
limited liability company interests outstanding	362,656	362,674	363,139

Net loss attributable to Fund Eleven per weighted
average additional share of limited liability company interests outstanding	$(69.78)	$(18.28)	$(122.94)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Income (Loss)	Members' Equity	Noncontrolling Interests	Total Equity

Balance, December 31, 2008	363,256	$217,496,668	$(1,035,608)	$(6,275,279)	$210,185,781	$14,460,646	$224,646,427

Comprehensive (loss) income:
Net (loss) income	-	(44,644,957)	(450,959)	-	(45,095,916)	1,845,334	(43,250,582)
Change in valuation of derivative instruments	-	-	-	4,570,879	4,570,879	-	4,570,879
Currency translation adjustments	-	-	-	218,760	218,760	-	218,760
Total comprehensive income (loss)				4,789,639	(40,306,277)	1,845,334	(38,460,943)
Shares of limited liability company interests repurchased	(163)	(120,354)	-	-	(120,354)	-	(120,354)
Deconsolidation of a noncontrolling interest	-	-	-	-	-	(3,442,066)	(3,442,066)
Cash distributions	-	(33,047,095)	(333,811)	-	(33,380,906)	(5,659,651)	(39,040,557)

Balance, December 31, 2009	363,093	139,684,262	(1,820,378)	(1,485,640)	136,378,244	7,204,263	143,582,507

Comprehensive (loss) income:
Net (loss) income	-	(6,629,528)	(66,965)	-	(6,696,493)	809,593	(5,886,900)
Change in valuation of derivative instruments	-	-	-	430,344	430,344	-	430,344
Currency translation adjustments	-	-	-	(684,328)	(684,328)	-	(684,328)
Total comprehensive (loss) income	-	-	-	(253,984)	(6,950,477)	809,593	(6,140,884)
Shares of limited liability company interests repurchased	(437)	(333,216)	-	-	(333,216)	-	(333,216)
Cash distributions	-	(33,005,773)	(333,391)	-	(33,339,164)	(3,559,725)	(36,898,889)

Balance, December 31, 2010	362,656	99,715,745	(2,220,734)	(1,739,624)	95,755,387	4,454,131	100,209,518

Comprehensive (loss) income:
Net (loss) income	-	(25,307,792)	(255,634)	-	(25,563,426)	918,564	(24,644,862)
Change in valuation of derivative instruments	-	-	-	1,287,259	1,287,259	-	1,287,259
Currency translation adjustments	-	-	-	(203,776)	(203,776)	-	(203,776)
Total comprehensive income (loss)	-	-	-	1,083,483	(24,479,943)	918,564	(23,561,379)
Shares of limited liability company interests repurchased			-	-	-	-	-
Cash distributions	-	(14,506,232)	(146,527)	-	(14,652,759)	(2,269,797)	(16,922,556)

Balance, December 31, 2011	362,656	$59,901,721	$(2,622,895)	$(656,141)	$56,622,685	$3,102,898	$59,725,583

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net loss	$(24,644,862)	$(5,886,900)	$(43,250,582)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Finance income	(1,433,638)	(1,834,316)	(2,548,139)
Rental income paid directly to lenders by lessees	(11,305,000)	(12,410,000)	(12,478,000)
Loss (income) from investments in joint ventures	435,755	1,751,045	(345,938)
Net gain on sales of equipment	(11,411,941)	(17,593,002)	(2,050,594)
Net loss (gain) on lease termination	-	218,890	(12,468,659)
Loss on settlement of interfund agreement	-	214,524	-
Depreciation and amortization	8,479,535	35,137,176	73,052,376
Amortization of deferred time charter expense	-	466,331	2,235,738
Impairment loss	44,264,878	13,827,241	42,208,124
Bad debt expense	-	-	1,569,221
Interest expense paid directly to lenders by lessees	1,851,225	3,344,986	4,062,952
Interest expense from amortization of debt financing costs	99,997	232,198	356,227
Gain on financial instruments	(410,662)	(3,918,539)	(755,739)
Deferred tax (benefit) provision	104,552	(35,711)	(648,771)
Changes in operating assets and liabilities:
Collection of finance leases	5,886,299	11,126,064	9,142,256
Accounts receivable	(1,695)	577,503	(2,756,653)
Other assets, net	(1,265,184)	(14,769,044)	(2,829,868)
Payables, deferred revenue and other current liabilities	(1,126,990)	(819,162)	(1,331,415)
Due to/from Manager and affiliates	(250,328)	(49,307)	11,421
Distributions from joint ventures	53,492	972,674	1,850,262

Net cash provided by operating activities	9,325,433	10,552,651	53,024,219

Cash flows from investing activities:
Proceeds from sales of new and leased equipment	36,169,311	28,968,068	23,911,312
Principal repayments of note receivable	2,832,047	10,015,000	-
Distributions received from joint ventures in excess of profits	696,871	4,156,570	5,576,318
Other assets, net	(3,414)	(1,279,190)	(26,579)

Net cash provided by investing activities	39,694,815	41,860,448	29,461,051

Cash flows from financing activities:
Proceeds from long-term debt	-	1,500,000	-
Repayments of long-term debt	(28,445,304)	(29,865,500)	(29,572,000)
Proceeds from revolving line of credit, recourse	-	1,450,000	2,260,000
Repayments of revolving line of credit, recourse	(1,450,000)	(2,260,000)	(5,000,000)
Repurchase of additional shares of limited liability company interests	-	(333,216)	(120,354)
Cash distributions to members	(14,652,759)	(33,339,164)	(33,380,906)
Distributions to noncontrolling interests	(2,269,797)	(3,559,725)	(5,659,651)

Net cash used in financing activities	(46,817,860)	(66,407,605)	(71,472,911)

Effects of exchange rates on cash and cash equivalents	456	695	(67,965)

Net increase (decrease) in cash and cash equivalents	2,202,844	(13,993,811)	10,944,394
Cash and cash equivalents, beginning of the year	4,621,512	18,615,323	7,670,929

Cash and cash equivalents, end of the year	$6,824,356	$4,621,512	$18,615,323

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$159,468	$3,316,652	$5,195,787

Cash paid during the year for income taxes	$626,769	$523,132	$629,763

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$21,420,470	$12,410,000	$12,478,000
Deconsolidation of noncontrolling interest in connection with
the sale of a controlling interest in ICON Global Crossing, LLC	$-	$-	$3,442,066

Deconsolidation of the carrying value of leased equipment in connection
with the sale of a controlling interest in ICON Global Crossing, LLC	$-	$-	$3,370,458

Note receivable received in connection with the sale of manufacturing
equipment to W Forge Holdings, Inc.	$-	$-	$10,015,000

Transfer of leased equipment at cost to assets held for
sale	$-	$14,952,257	$3,914,775

Exchange of a noncontrolling interest in a joint venture for notes receivable	$3,588,928	$-	$-

Investment in ICON MW, LLC	$-	$1,051,201	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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